UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2012

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2012, in connection with the Company’s initial public offering, Michael Scharf was appointed as a director of Renewable Energy Group, Inc. (the “Company”). Mr. Scharf was also appointed to serve as Chairman of the Company’s Audit Committee.

Mr. Scharf, 64, previously served as a member of the Company’s Board of Directors from August 2006 until December 2009. Mr. Scharf has served as a director of Patriot Coal Corporation since November 2007 and previously served as a director of Southwest Iowa Renewable Energy, LLC from 2007 to 2009. Mr. Scharf served as Executive Director, Global Financial Services from January 2010 until his retirement in July 2011 and served as Senior Vice President and Chief Financial Officer of Bunge North America, Inc., the North American operating arm of Bunge Limited an agribusiness and food company, from 1989 to 2009, and currently consults for Bunge North America, Inc. with respect to global administrative process improvements. Prior to joining Bunge North America, Inc., Mr. Scharf served as Senior Vice President and Chief Financial Officer at Peabody Holding Company, Inc. from 1978 to 1989, and as Tax Manager at Arthur Andersen & Co. from 1969 to 1978. Mr. Scharf holds a B.S. in accounting from Wheeling Jesuit University and is a certified public accountant.

Also on January 18, 2012, the following five directors resigned in connection with the Company’s initial public offering: Paul Chatterton, Scott P. Chestnut, Eric Hakmiller, Don Huyser, and Ronald L. Mapes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2012

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone Chief Financial Officer